Exhibit 23.4

Consent of Griffin Financial Group LLC

We hereby consent to the inclusion of our opinion letter, dated April 30, 2007, to the Board of Directors of Community Banks, Inc. (“Community”) as an Annex to the Proxy Statement/Registration Statement relating to the proposed merger of Community with Susquehanna Bancshares, Inc. (“Susquehanna”) contained in Susquehanna’s Proxy Statement/Registration Statement on Form S-4, as filed with the Securities and Exchange Commission, and to the references to our firm and such opinion in such Proxy Statement/Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Proxy Statement/Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

/s/ Griffin Financial Group, LLC

GRIFFIN FINANCIAL GROUP, LLC

Reading, Pennsylvania

July 6, 2007